UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

Trian Partners GP, L.P.

Trian Partners General Partner, LLC

Trian Partners, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Master Fund (Non-ERISA), L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Parallel Fund I General Partner, LLC

Trian Partners Parallel Fund II, L.P.

Trian Partners Parallel Fund II GP, L.P.

Trian Partners Parallel Fund II General Partner, LLC

Trian SPV (SUB) I, L.P.

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Edward P. Garden

Castlerigg Master Investments Ltd.

Sandell Asset Management Corp.

Castlerigg International Limited

Castlerigg International Holdings Limited

Thomas E. Sandell

Gregory J. Norman

Peter H. Rothschild

Michael F. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Trian Group provided the following response to the Taft-Hartley Advisory Services recommendation in connection with the proxy contest regarding H. J. Heinz Company:

“We welcome today's conclusions by Taft-Hartley Advisory Services that the management of Heinz is ‘underperforming its peers,’ that Heinz has ‘struggled to deliver consistent value to shareholders,’ and that ‘clearly some change would be beneficial,’ as well as its recognition of the ‘impressive careers and track records’ of the Trian Group's nominees, although we strongly reject its voting recommendation. Taft-Hartley Advisory Services operates under the umbrella of ISS, but it should not be confused with Institutional Shareholder Services (ISS) itself, a leading and influential proxy voting advisory service, whose clients include hundreds of institutional investors, mutual funds and other fiduciaries. We note that ISS recommended that shareholders vote the GOLD proxy card FOR Nelson Peltz, Michael Weinstein and Greg Norman. Taft-Hartley Advisory Services advises a narrowly defined group of clients through a self described ‘labor-oriented lens.’”

The Trian Group also noted the limited perspective of the other firms that have been cited by Heinz. For example, Egan-Jones describes itself as “...an independent ratings company with a simple purpose: to provide timely, accurate credit ratings for institutional investors.” Change-to-Win describes itself as “...building a movement of working people with the power to provide workers: a paycheck that supports a family, affordable health care, a secure retirement, and dignity on the job.”

The Trian Group concluded: “As the second largest shareholder in Heinz (with $750 million invested in Heinz shares), we respect the right of all shareholders to vote as they see fit, and we strongly urge all shareholders to vote the GOLD proxy card FOR all five of the Trian Group's highly qualified, independent and experienced nominees.”